Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333 — 75026 of TransTechnology Corporation on Form S-8 of our report dated October 12, 2005 appearing in this Annual Report on Form 11-K of TransTechnology Corporation Retirement Savings Plan for the year then ended March 31, 2005.
/s/ DELOITTE & TOUCHE LLP
Parsippany, New Jersey
October 12, 2005